EXHIBIT 10.26

FIRST AMENDMENT TO TRITON™ MANUFACTURING SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRITON™ MANUFACTURING SERVICES AGREEMENT (this “Amendment”) is made effective as of 7 May 2009, by and between CLINICAL MICRO SENSORS, INC. (d/b/a Osmetech Molecular Diagnostics), a Delaware corporation (“OSMETECH”), having a principal place of business in Pasadena, California, and AUBREY GROUP, INC., a California corporation (“Aubrey Group”).

Recitals

WHEREAS, OSMETECH and Aubrey Group have entered into that certain Triton™ Manufacturing Services Agreement, dated as of February 1, 2007 (the “Agreement”), pursuant to which Aubrey Group has agreed to manufacture and sell to OSMETECH certain Triton™ units, as more particularly described in the Agreement; and

WHEREAS, OSMETECH and Aubrey Group desire to further modify the Agreement, as set forth in this Amendment; and

WHEREAS it is mutually understood that the name of the manufactured instrument has since changed from Triton™ to “XT-8”);

NOW, THEREFORE, OSMETECH and Aubrey Group hereby agree as follows:

1. Definitions. Any capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

2. Grant of Security Interest. The following provision is hereby added to the Agreement as a new Section 21:

“Section 21. Security Interest

21.1 Granting Clause. Subject to offset by Aubrey Group of any and all amounts owed to Aubrey Group by OSMETECH including but not limited to amounts set forth in Sections 5, 11 and 12 of the Triton Manufacturing Service Agreement dated February 1, 2007, Aubrey Group hereby grants a security interest to OSMETECH in Aubrey Group’s right, title and interest in, to and under the following collateral, wherever located and whether now existing or hereafter arising (the “Security Interest”): raw materials, work in process, and finished goods that relate to, and are the subject of, the Purchase Orders, all warranties and general intangibles related thereto, the products and proceeds of any of the foregoing, including, but not limited to, all insurance proceeds related thereto or arising therefrom; and, to the extent monies advanced by OSMETECH to Aubrey Group exceed the cost of the forgoing, the difference (collectively, “Collateral”).

21.2 Filing of Financing and Continuation Statements. Aubrey Group hereby authorizes OSMETECH to file a financing statement to the extent OSMETECH holds security interest in OSMETECH Collateral or continuation statements, and amendments to financing statements, or any similar documents in any jurisdictions and with any filing offices as OSMETECH may reasonably determine are necessary or advisable to perfect the Security Interest in the Collateral for the benefit of OSMETECH.

21.3 Perfection; Information. Aubrey Group hereby agrees that from time to time, Aubrey Group shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that OSMETECH may reasonably request, in order to perfect, to ensure the continued perfection of, and to ensure the first priority (in favor of OSMETECH) of the Security Interest in the Collateral or to enable OSMETECH to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Aubrey Group shall promptly upon receipt of OSMETECH’s written request provide to OSMETECH all information it may reasonably request concerning the Collateral to enable OSMETECH to enforce the provisions of this Agreement.

21.4 Covenant. Aubrey Group shall not transfer or further encumber the Collateral, or permit any lien or security interest to exist with respect to the Collateral, except in favor OSMETECH.

21.5 Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (each, an “Event of Default”): (a) Aubrey Group shall fail to observe or perform any covenant or agreement in this Agreement binding on it; (b) Aubrey Group shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under Title 11, United States Code or any other law of any jurisdiction relating to bankruptcy, insolvency, reorganization, conservatorship, or similar law for the relief of debtors (“Bankruptcy Law”) or other relief with respect to it or its debts; (c) Aubrey Group shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (d) Aubrey Group shall make a general assignment for the benefit of its creditors; (e) an involuntary case shall be commenced seeking liquidation or reorganization of Aubrey Group under the Bankruptcy Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against Aubrey Group under any other applicable law; (f) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over Aubrey Group or all or a part of its property shall have been entered; or (g) any other similar relief shall be granted against Aubrey Group under any applicable Bankruptcy Law, or Aubrey Group shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law.

21.6 Remedies Upon an Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, OSMETECH may exercise any one or more of the following rights or remedies: (a) exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code as in effect from time to time in the State of California; and (b) exercise or enforce any or all other rights or remedies available to OSMETECH by law or agreement against the Collateral, against Aubrey Group or against any other person or property.

21.7 Termination of Security Interest. Upon the termination of this Agreement and performance by Aubrey Group of all of its obligations under this Agreement, the Security Interest shall automatically terminate and all rights to the Collateral shall revert to Aubrey Group without any further action of OSMETECH. Upon any such termination, OSMETECH shall, at Aubrey Group’s expense and upon its written direction, deliver to Aubrey Group such documents (including Uniform Commercial Code termination statements) as Aubrey Group shall reasonably request to evidence the termination of the Security Interest.”

3. Successors. This Amendment shall inure to the benefit of the permitted successors or assigns of the parties.

4. Governing law. This Amendment shall be construed and interpreted in accordance with the laws of the State of California.

5. Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereby may execute this Amendment by signing any such counterpart. The parties hereto may execute and deliver this Amendment by forwarding facsimile, PDF format or other means of copies of this Amendment showing execution by the parties sending the same, and the parties agree and intend that such signature shall have the same effect as an original signature, that the parties shall be bound by such means of execution and delivery, and that the parties hereby waive any defense to validity based on any such copies or signatures.

6. Entire Agreement. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and supercedes all prior agreements relating thereto, written or oral, between the parties. This Amendment may be modified only in writing an duly signed by authorized representatives of both parties.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

CLINICAL MICRO SENSORS, INC., a California corporation

By:	/s/ Pankaj Singhal
Name:	Pankaj Singhal
Title:	Chief Operating Officer

AUBREY GROUP, INC., a California corporation

By:	/s/ Nicholas A. Mione
Name:	Nicholas A. Mione
Title:	Vice President Finance

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